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                                                                     EXHIBIT 5.7

                               CONSENT OF EXPERTS

         We hereby consent to the reliance in this Registration Statement on Form F-10 of Western Silver Corporation ("Western Silver") on our report entitled "Preliminary Resource Estimate for the Penasco Deposit, Penasquito Project, State of Zacatecas, Mexico" dated November 3, 2004, which was commissioned by Western Silver. We also consent to the reference to Marlow Mining Engineering Services under the headings "Summary Description of the Business" and "Experts" in such Registration Statement.

Marlow Mining Engineering Services


By: /s/ James M. Marlow, P. Eng.
    ----------------------------
Name:  James M. Marlow, P. Eng.
Title: Principal

Date: November 26, 2004